STOCK PURCHASE AGREEMENT
                                      Among

                                 MICHAEL KESSLER

           the Sole Shareholder of MIKE KESSLER AND ASSOCIATES, INC.,

                                   as Seller,

                        MIKE KESSLER AND ASSOCIATES, INC.

                                       and


                               THE SOURCE COMPANY

                                   K-SUB, INC.

                                  as Purchaser


                              As of April 24, 1997











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                                Table of Contents


                                                                            Page

I.      DEFINITIONS..........................................................  1

II.     SALE AND TRANSFER OF THE COMPANY STOCK...............................  4
        2.01.   Sale and Transfer of Company Stock...........................  4
        2.02.   Termination Escrow...........................................  4
        2.03.   Transactions at Closing......................................  5

III.    WARRANTIES AND REPRESENTATIONS OF SELLER AND
        COMPANY............................................................... 5
        3.01.   Organization and Standing of Company.......................... 5
        3.02.   Authority..................................................... 6
        3.03.   Capitalization; Assets........................................ 6
        3.04.   Books and Records; Financial Statements; Customer
                Revenues...................................................... 7
        3.05.   Absence of Changes............................................ 7
        3.06.   Payment of All Debts and Liabilities.......................... 8
        3.07.   No Conflicting Agreements or Orders........................... 8
        3.08.   Compliance.................................................... 9
        3.09.   Litigation.................................................... 9
        3.10.   Condition of Company.......................................... 9
        3.11.   Employment Agreements......................................... 9
        3.12.   Labor Relations...............................................10
        3.13.   Taxes.........................................................10
        3.14.   Intellectual Property; Names of Company.......................10
        3.15.   Real and Personal Property Leases.............................11
        3.16.   Insurance.....................................................11
        3.17.   Certain Information...........................................11
        3.18.   Inventories...................................................11
        3.19.   Suppliers.....................................................11
        3.20.   Customers; Accounts Receivable................................11
        3.21.   Employee Benefit Plans........................................12
        3.22.   Other Contracts...............................................13
        3.23.   Corporate Records; Documents..................................14
        3.24.   No Misrepresentation..........................................14

IV.     REPRESENTATIONS AND WARRANTIES OF THE SOURCE..........................14
        4.01.   Organization and Standing of The Source and K-Sub.............14
        4.02.   Binding Agreement.............................................14
        4.03.   Agreement Within Authority....................................14

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        4.04.   No Conflicting Agreements or Orders...........................15
        4.05.   Corporate Action..............................................15
        4.06.   No Conflict...................................................15
        4.07.   No Misrepresentation..........................................15

V.      COVENANTS OF SELLER AND COMPANY PENDING
        CLOSING...............................................................15
        5.01.   Access to Information.........................................15
        5.02.   Maintain Properties...........................................15
        5.03.   Maintain Organization.........................................16
        5.04.   Regular Course of Business....................................16
        5.05.   Insurance.....................................................16
        5.06.   Employees.....................................................16
        5.07.   Business Changes..............................................16
        5.08.   Consents......................................................16
        5.09.   Building Lease................................................16

VI.     COVENANTS OF THE SOURCE...............................................17
        6.01.   Small Retail Account Service Agreement........................17
        6.02    Change of Corporate Name......................................17

VII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SOURCE
        AND K-SUB.............................................................17
        7.01.   No Adverse Change.............................................17
        7.02.   Representations, Warranties and Agreements of Seller and
                Company.......................................................17
        7.03.   Opinion of Counsel............................................17
        7.04.   Absence of Litigation.........................................18
        7.05.   Officers' Certificate.........................................18
        7.06.   Approval of Documents.........................................18
        7.07.   Casualty Loss.................................................18
        7.08.   Satisfactory Review of the Company, the Business and the
                Assets; Audit.................................................18
        7.09.   Closing Accounts Receivable...................................18
        7.10.   Minimum Equity and Net Current Assets.........................18
        7.11.   Arrangement with Seller.......................................19
        7.12.   Executive Employment Agreements...............................19

VIII.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.........................19
        8.01.   Representations, Warranties and Agreements of The
                Source........................................................19
        8.02.   Opinion of Counsel............................................19
        8.03.   Consents......................................................19
        8.04.   Approval of Documents.........................................19

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        8.05.   The Source's Certificate......................................20
        8.06.   Closing Accounts Receivable...................................20

IX.     INDEMNIFICATION.......................................................20

X.      INDEMNIFICATION.......................................................20
        10.01.  Indemnification of The Source by Seller and Company...........20
        10.02.  Indemnification of Seller by The Source and K-Sub.............21
        10.03.  Notice to Indemnifying Party..................................22
        10.04.  Termination of Indemnification Obligations of Company.........22

XI.     CLOSING AND RISK OF LOSS.  ...........................................22
        11.01.  Place and Time................................................22
        11.02.  Simultaneous Performance......................................22

XII.    MISCELLANEOUS.........................................................23
        12.01.  Non-competition...............................................23
        12.02.  Information...................................................23
        12.03.  Incorporation of Schedules....................................23
        12.04.  Further Assurances............................................23
        12.05.  Transfer Taxes................................................23
        12.06.  Notices.......................................................24
        12.07.  No Commission.................................................24
        12.08.  Survival of Representations and Warranties....................25
        12.09.  Entire Agreement..............................................25
        12.10.  Binding Effect................................................25
        12.11.  Third Parties.................................................25
        12.12.  Expenses of the Parties.......................................25
        12.13.  Counterparts..................................................25
        12.14.  Missouri Law to Govern........................................25
        12.15.  Mail and Communications.......................................25
        12.16.  Review of Closing Balance Sheet...............................25

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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is entered into as of the 24th day of April, 1997, by THE SOURCE COMPANY, a Missouri corporation ("The Source"), K-SUB, INC., a Missouri corporation and wholly-owned subsidiary of The Source ("K-Sub") and MICHAEL KESSLER ("Seller"), the sole shareholder of MIKE KESSLER AND ASSOCIATES, INC., a New Jersey corporation, and MIKE KESSLER AND ASSOCIATES, INC. ("Company").

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Company;

         WHEREAS, Company operates a business engaged in the collection of retail display allowances for retail store chains (the "Business");

         WHEREAS, the Boards of Directors of The Source and K-Sub have approved this Agreement and determined that it is in the best interests of K-Sub to acquire all of the issued and outstanding shares of capital stock of Company for the purchase price and otherwise on the terms and subject to the conditions of this Agreement;

         WHEREAS, Seller has determined that it is in the best interests of Seller to sell the Company Stock to K-Sub for the purchase price and otherwise on the terms and subject to the conditions of this Agreement; and

         WHEREAS, the Board of Directors and sole shareholder of Company have determined that it is in the best interests of Company and the conduct of the Business to become affiliated with and a subsidiary of The Source.

         THEREFORE, it is agreed as follows:

I.       DEFINITIONS.

         For purposes of this Agreement, the following words and phrases have the following meanings:

         "Accounting Firm" means BDO Seidman, LLP.

         "Accounts Receivables Schedule" is defined in Section 3.20(b).

         "Assets" means all of the right, title and interest in and to the property, real, personal and mixed, tangible or intangible, of every kind or character and wherever located, of Company and comprising the Business in its entirety, excluding only those assets listed on Schedule 1.0.

         "Audit" is defined in Section 7.08.



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         "Building Lease" is defined in Section 3.15.

         "Building Lease Amendment" is defined in Section 5.09.

         "Business" is defined in the third paragraph of this Agreement.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Accounts Receivable" is defined in Section 3.20(b).

         "Closing Balance Sheet" means the balance sheet of Company as of the close of business on the day preceding the Closing Date.

         "Closing  Balance  Sheet Date"  means the date of the  Closing  Balance
Sheet.

         "Closing Customer List" is defined in Section 3.20(a).

         "Closing Date" means 10:00 a.m. on May 30, 1997, or such other date and time as are mutually agreed upon in writing by The Source, K-Sub and Seller; provided, however, that if all of the conditions to Closing have not been met, The Source shall have the option to extend the Closing Date at any time, or in total from time to time, for an additional 30 days.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Mike Kessler and Associates, Inc., a New Jersey corporation.

         "Company Stock" means all of the issued and outstanding shares of capital stock of Company.

         "Contracts" means the contracts, leases and other agreements set forth in Schedule 3.22 to which Company is a party.

         "Customer List" is defined in Section 3.20(a).

         "May 31 Balance Sheet" means the balance sheet contained in the May 31 Financial Statements provided in accordance with Section 3.04.

         "May 31 Financial Statements" means the financial statements of Company as of and for the year ended May 31 1996, as delivered to The Source by Seller and Company in accordance with Section 3.04.

         "Equity Deficit" is defined in Section 10.01(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

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
         "Financial Statements" are defined in Section 3.04(a).

         "Indemnification Escrow" is defined in Section 2.03(b).

         "Indemnification Escrow Agent" is defined in Section 2.03(b).

         "Indemnification Escrow Agreement" is defined in Section 2.03(b).

         "Intellectual   Property"  means   copyrights,   patents,   trademarks,
licenses, computer software, trade secrets, franchises, know-how and inventions.

         "Interim Financial Statements" is defined in Section 3.04(a).

         "Liabilities" means the liabilities and obligations of Company, including accounts payable, existing as of the close of business on May 31, 1996 and set forth on the May 31 Balance Sheet, and as paid or incurred in the ordinary course of business of Company, consistent with past practice, from May 31, 1996 to the Closing Date, if and to the extent that the same are accrued or reserved for on the Closing Balance Sheet and remain unpaid and undischarged on the Closing Date, and the liabilities and obligations of Company set forth in
Schedule 1.01 or otherwise in the Schedules to this Agreement.

         "Minimum Stockholder's Equity" is defined in Section 7.10.

         "Net Current Receivable Assets" is defined in Section 7.10.

         "1996 Customer Revenues" is defined in Section 3.04(b).

         "Purchase Price" is defined in Section 2.01.

         "Seller" means, Michael Kessler, the sole shareholder of Company.

         "Subsequent Financial Statements" is defined in Section 3.04(a).

         "Termination Escrow" is defined in Section 2.02(a).

         "Termination Escrow Agent is defined in Section 2.02(a).

         "Transaction" means the sale and transfer of the Company Stock for the Purchase Price contemplated under Section 2.01.

         "Undisclosed Liabilities" means liabilities of Company which are not included in the Liabilities.

II.      SALE AND TRANSFER OF THE COMPANY STOCK.

         2.01.      Sale and Transfer of Company Stock.

         At the Closing, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Seller shall sell, transfer, convey and assign to K-Sub, and K-Sub shall acquire, all of the Company Stock for the purchase price of $2,500,000, less the aggregate amount of all bonuses awarded prior to the Closing Date to employees of the Company (other than Michael Kessler, Loretta Kessler and Mark Kessler) whether or not then paid (the "Purchase Price").

         2.02.      Termination Escrow.

                    (a) Concurrently with the execution of this Agreement, The Source will deposit $25,000 in escrow (the "Termination Escrow") with Winne, Banta, Rizzi, Hetherington & Basralian, P.C., Hackensack, New Jersey (the "Termination Escrow Agent") to be held as securitiy for the due performance by The Source and K-Sub of their respective obligations under this Agreement. Unless this Agreement shall be sooner terminated in accordance with Section IX hereof, The Source shall deposit with the Termination Escrow Agent an additional $225,000 on or prior to the date on which it desires to commence its review of the Company, the Assets and the Business pursuant to Section 7.08.

                    (b) All funds deposited in the Termination Escrow shall be held by the Termination Escrow Agent in a federally insured, interest bearing account pending release in accordance with this Agreement. All income earned with respect to the Termination escrow shall be credited to each of the parties hereto in proportion to the amount received by such person under Section 2.02(c).

                    (c) Upon consummation of the transactions contemplated by this Agreement, the principal amount held in the Termination Escrow shall be released to Seller and credited against the Purchase Price, any interest earned on the Termination Escrow shall be released to Seller (but shall not be credited against the Purchase Price). In the event that this Agreement is terminated without consummation of the transactions contemplated hereby by The Source for any reason other than those permitted under Section 3.04(b) or IX or by Seller for any reason permitted under Section IX, the principal amount of the Termination Escrow and all interest thereon shall be released to Seller in full satisfaction of all claims Seller may then have as a result of the failure of The Source and K-Sub to consummate such transactions. In the event that this Agreement is terminated without consummation of the transactions contemplated hereby by The Source for any reason permitted under Sections 3.04(a) or IX or by Seller for any reason other than those permitted under Section IX, the principal amount of the Termination Escrow and all interest thereon shall be released to The Source in full satisfaction of all claims The Source and K-Sub may then have as a result of the failure of Seller to consummate such transactions.

                    (d) In the Event that any controversy should arise among the parties with respect to the disposition of the Terminaton Escrow, or should the Termination Escrow Agent resign and the parties fail to select another escrow agent to act in its stead, the Termination Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. The Terminaton Escrow Agent shall not be disqualified from representing the Seller and the Company in any such proceedings.

         2.03.      Transactions at Closing.  At the Closing:

                    (a) Seller will deliver the Company Stock to K-Sub, duly endorsed for transfer to K-Sub, in form acceptable to The Source's counsel,  so  as to  effectively  vest  in  K-Sub  full,  indefeasible, merchantable, legal, equitable and beneficial title to the Company Stock, free and clear of all debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature;

                    (b) The Source will deposit $100,000 in escrow (the "Indemnification Escrow") with Wachovia Bank of North Carolina, N.A. or other mutually acceptable escrow agent (the "Indemnification Escrow Agent") under the Indemnification Escrow Agreement set forth in
         Schedule 2.03(b) or otherwise required by and acceptable to the Indemnification Escrow Agent (the "Indemnification Escrow Agreement"), which shall be executed by Seller, The Source and the Indemnification Escrow Agent at the Closing;

                    (c) The Source will deliver the balance of the Purchase Price which exceeds the amount of the Escrow to Seller by wire transfer to a bank account designated by Seller in accordance with wire transfer instructions provided to The Source by Seller not less than three business days prior to the Closing Date;

                    (d) the parties shall perform all of the other obligations required to be performed by them under this Agreement on or before the Closing.

III.     WARRANTIES AND REPRESENTATIONS OF SELLER AND COMPANY.

         Seller and Company, jointly and severally, hereby represent and warrant to, and covenant and agree with, The Source as follows:

         3.01. Organization and Standing of Company. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary power and authority to own its assets as now owned and to carry on its business as now being conducted. Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business, the ownership of its property or any other legal requirement requires it to be so qualified.

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         3.02.  Authority.  Seller and Company have full power and  authority to enter into this Agreement and to consummate the transactions contemplated hereby, and no further authorization, consent or approval of any regulatory body or third party is required as a condition to the validity of this Agreement or
to  give  effect  to  the  transactions   contemplated  hereby.  This  Agreement
constitutes a valid and binding agreement of Seller and Company and is enforceable against Seller and Company in accordance with its terms.

         3.03.      Capitalization; Assets.

                    (a) The Company's only authorized capital stock consists of one thousand (1,000) shares of Common Stock, no par value per share. There are one thousand (1,000) shares of the Company's Common Stock presently outstanding (the "Company Stock"). All of the Company Stock is owned by Seller, free and clear of any debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature. All of the Company Stock has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any contract, agreement, covenant or restriction binding upon Company or Seller, and was issued in compliance with the Articles of Incorporation of Company and all applicable federal and state securities laws and regulations. Except for the Company Stock, no capital stock of the Company is issued or outstanding. There are: (i) no contracts, agreements, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of Company, whether or not presently issued or outstanding, from Company or Seller, at any time, or upon the happening of any stated event; (ii) no outstanding securities of Company that are convertible into or exchangeable for capital stock or other securities of Company; and (iii) no contracts, agreements, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from Company or Seller any such convertible or exchangeable securities.

                    (b) At  Closing,  Seller  will  convey  to  K-Sub  good  and marketable title to, and all rights and interests in, the Company Stock, free and clear of all restrictions on or conditions to transfer or assignment, mortgages, conditional sale agreements, liens, pledges, charges, claims, encumbrances, security interests, easements, covenants, conditions and restrictions.

                    (c) Company has good and marketable title to and interest in all of the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all mortgages, conditional sale agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions. All of the tangible personal property included in the Assets is in good operating condition and repair, ordinary wear and tear excepted, and conforms to all applicable laws, ordinances and regulations.

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         3.04.      Books and Records; Financial Statements; Customer Revenues.

                    (a) The books of account of the Company fully and fairly reflect the transactions, assets and liabilities of the Company. The Balance Sheet of Company at May 31, 1996 and 1995 and the Statements of Operations of Company for each of the two years then ended are attached hereto as Schedule 3.04(a) (the "Financial Statements"). Seller and Company have provided The Source with comparable financial statements for each of the nine months ended February 28, 1997 (the "Interim Financial Statements") and will provide The Source with comparable financial statements for each succeeding calendar month preceding the Closing Date (the "Subsequent Financial Statements") as promptly as practicable following the end of each such month. Except as expressly stated on Schedule 3.04(a), the Financial Statements and the Interim Financial Statements have been, and the Subsequent Financial Statements will be, prepared using a cash method of accounting, consistently applied, are, and will be, accurate and complete, and fairly represent, and will fairly represent, the financial condition of Company and the income, expenses and results of operation of Company, at the time and for the time periods covered thereby, and do not, and will not, omit to state or reflect any material fact concerning Company or the Business required to be stated or reflected therein or necessary to make the statements therein not misleading. Company does not have any outstanding or potential unasserted claims, contingent obligations
         (whether as a guarantor, indemnitor, surety, accommodation party or otherwise), liability for taxes or forward or long-term commitments or obligations, except as set forth in the Financial Statements, the Interim Financial Statements or the Schedules to this Agreement.

                    (b) The net revenues of the Company for the fiscal year ended May 31, 1996 and the nine months ended February 28, 1997, from the customers of Company and in the amounts for each such customer set forth in Schedule 3.04(b) (the "1996 Customer Revenues"). The total income of the Company for the fiscal years ended May 31, 1995 and 1996, as reported on the Company's federal income tax return for such periods was $1,599,032 and $1,491,251, respectively. The net revenues of the Company derived from the collection of retail display allowances and retail display pocket payments for the nine months ended February 28, 1997 is not less than $1,050,000; provided, however, that if the Audit shows that such net revenues for such period is less than $1,050,000, The Source shall have the right to terminate this Agreement by written notice to Seller, and without prejudice to any other rights of The Source arising under this Agreement prior to such termination.

         3.05.      Absence of Changes.

                    (a) Except as set forth in Schedule 3.05, since May 31, 1996, there has not been any:

                         (i)  declaration or payment of any dividend by Company;

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                           (ii)  transaction by Company,  except in the ordinary
                    course of business of Company as previously conducted;

                           (iii) adverse change in the financial condition, Assets, Business or prospects of Company;

                           (iv) amendment or termination of any contract, agreement or license to which Company is a party, except for the termination of contracts and agreements in the ordinary course of business in accordance with the past practice of Company, none of which are material, individually or in the aggregate, to the continued conduct of the Business of Company as previously conducted;

                           (v) mortgage,  pledge or other encumbrance of, or the
                    granting of any security interest or lien with respect to, any of the Assets; or

                           (vi) any other event or  condition  of any  character
                    that has had or in the future may have a material adverse effect on the financial condition, Business, Assets or
                    prospects   of  Company  or  the   Business  as   heretofore
                    conducted.

                    (b)  Except  for  customer  account  changes  set  forth  on
         Schedule 3.05(b), since May 31, 1996, Company has not had any customer account which was included in the 1996 Customer Revenues (i) cease doing business with Company, (ii) advise Company that it intends to cease doing business with Company or intends to reduce the amount of business it does or proposes to do with Company, or (iii) reduce the amount of revenues paid to the Company as a result of any amendment or modification of the terms and conditions under which the Company provides services.

                    (c) Except as set forth on Schedule 3.05(c), there are no proposals currently outstanding to provide new, modified or additional services or products to any customer or proposed customer of Company.

         3.06. Payment of All Debts and Liabilities. The Company has no Undisclosed Liabilities. On or prior to the Closing Date, Seller shall have paid, caused to be paid or provided for the payment of all Liabilities.

         3.07. No Conflicting Agreements or Orders. There is no: (a) provision of the Articles of Incorporation or By-laws of Company, or of any mortgage, indenture, lease, contract, security agreement, document, instrument, license or agreement binding on Company or Seller or affecting the Assets, or of any federal, state or local law, rule or regulation, or (b) order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality to which Company or Seller is subject, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement or the consummation of the Transaction, nor will such execution, delivery or consummation constitute a default, or an event which, with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing, nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization.

         3.08.      Compliance.

                    (a) Except as set forth in Schedule 3.08, Company is not required to obtain any license, permit or consent from any federal, state, county or municipal authority with respect to the ownership or use of the Assets or the operation of its Business or otherwise.

                    (b) Company has conducted its Business and maintained its properties, including all real property covered by any lease or otherwise used by Company, in compliance with, and is not in violation of, applicable laws, rules, regulations or orders of federal, state or local governments or regulatory bodies. Neither Company nor Seller has received any claim or notice that Company has not complied in all respects in the operation of the Business and related properties with such laws, rules and regulations.

         3.09. Litigation. No suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against Company or Seller, or which otherwise might adversely affect the Business or financial condition of Company or any of the Assets, the possession and use of the Assets, the right of Seller to transfer the Company Stock, or the operation of the Business by K-Sub or The Source subsequent to the Closing, as heretofore conducted by Company with the Assets, and to the knowledge of Company and Seller, and without notice to the contrary, there is no basis for any such litigation, proceeding, controversy or investigation. Neither Company nor Seller is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, nor has the time period of compliance by Company or Seller with respect to any of the same been extended or stayed. Company is not a party to any legal action to recover moneys due to Company or damages sustained by Company.

         3.10. Condition of Company. Since May 31, 1996, Company has kept the Business and its organization intact; has maintained the good will of its customers; and has conducted the Business in the same manner as it had been conducted prior to that date.

         3.11. Employment Agreements. Except as set forth in Schedule 3.11, Company has neither entered into, nor has any obligation or liability with respect to, any employment or consulting agreement, executive compensation plan, collective bargaining agreement, deferred compensation agreement, bonus plan, employee pension plan or retirement plan, employee profit sharing plan, employee stock purchase or stock option plan, severance agreement or any other agreement or arrangement providing for remuneration or benefits to employees or their dependents.

         3.12. Labor Relations. Company has complied with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages (including overtime), benefits (including vacation), hours, employee safety or other conditions of employment, collective bargaining and the withholding and payment of taxes. Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any tax or penalties for failure to comply with the foregoing. Company has paid over, and will pay over, to the appropriate governmental agencies or depositories, at the time or times required by law (without any extensions or stays), all "employment taxes" and
"withholding taxes." Company is not a party to any collective bargaining agreement with any labor union or other representative of employees. No labor dispute, controversy, grievance, strike, lockout, work slowdown or stoppage, boycott, or other employment or labor trouble or other occurrence, event or condition of a similar character has occurred or been threatened within the past three years, nor has Company or any officer or managerial employee of Company been the subject of any proceedings before any court, governmental agency or arbitrator relating to such matters, including unfair labor practice claims. No discharge has occurred which forms the basis for any claim of discrimination against Company.

         3.13. Taxes. Company has filed all federal, state and local tax returns and estimates required to be filed by it within the times and in the manner prescribed by law, which returns and estimates were correct and complete in all material respects. Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any person or entity. None of the Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Company and Seller have delivered to The Source true and complete copies of the federal income tax returns of Company for the three years ended May 31, 1993, 1994 and 1995 and the results of the most recent audit of the tax returns of Company, if any, by the Internal Revenue Service and the State of New Jersey. There are no pending audits with respect to such returns. No waiver or extension of any filing or payment date or of any statute of limitations with respect to taxes has been requested of or given by Company. No unpaid claims have been asserted or threatened for taxes against Company or the Assets. Company has accrued on its books and records all taxes, charges and assessments accruing on the Assets, the Business or the operation thereof which are presently payable. All taxes which are due and payable or will become due and payable by Company prior to the Closing Date have been, or prior to the Closing Date will be, paid in full or fully provided for in the Closing Balance Sheet and will be paid when due, without extension.

         3.14. Intellectual Property; Names of Company. Company has a valid right to use the Intellectual Property currently used, heretofore used and proposed to be used in the conduct of the Business. Company's use of Intellectual Property has not conflicted and does not conflict with the rights of others, and there are no pending claims or demands by any third party to the contrary. Company is the sole legal owner of, and uses, the trade name(s) listed on Schedule 3.14 (the "Names"). The use of the Names does not conflict with the rights of others.

         3.15. Real and Personal Property Leases. Company neither owns nor has owned any Real Property. No personal or real property used by Company is held under any lease or rental arrangement, except for the lease of the premises (which are owned by Seller and his brother) in which the Business is conducted, a copy of which is set forth in Schedule 3.15 (the "Building Lease"). The Building Lease is currently in full force and effect. Neither Company nor the lessor is in default under the Building Lease, nor has any event occurred, nor does any condition exist, which with the giving of notice or the passage of time, or both, would constitute a default under the Building Lease. The use of such leased property in the Business as heretofore used does not violate or encroach upon the rights of any other party.

         3.16. Insurance. Company has maintained and now maintains: (a) "all risk" insurance on the full fair market value of all of the Assets and on the Business, covering property damage by fire or other casualties, and (b) adequate insurance protection against all other liabilities, claims and risks against which it is customary to insure. All such insurance policies are listed in
Schedule 3.16.

         3.17. Certain Information. Schedule 3.17 contains accurate lists and summary descriptions of the following:

                    (a) the names of all present officers and directors of Company;

                    (b) The names and addresses of every bank and other financial institution in which Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

                    (c) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of Company;

                    (d) the names of all persons holding powers of attorney from Company and a summary statement of the purposes and terms thereof; and

                    (e) all names under which Company has conducted any business or which it has otherwise used during the last five years.

         3.18. Inventories. At the date of this Agrement, the Company does not, and at the Closing Date, the Company will not, hold or maintain any inventories of finished goods, work in process or raw materials.

         3.19. Suppliers. Attached hereto as Schedule 3.19 is a list of all material suppliers of goods and services to Company for the year ended May 31, 1996.

         3.20. Customers; Accounts Receivable.

                    (a) Company and Seller have provided The Source with a list of the customers of Company (the "Customer List") and the amount of revenues received from each of them during 1996, and will update and deliver to The Source at Closing a current list of such Customers as of the Closing Balance Sheet Date (the "Closing Customer List").

                    (b) Company and Seller have delivered to The Source a current aged list of unpaid accounts receivable owing to Company (the "Accounts Receivable Schedule"), and will deliver to The Source, as of the close of business on the Closing Balance Sheet Date (the "Closing Accounts Receivable") and as of the Closing Date, current updates of the Accounts Receivable Schedule and other information pertaining to the accounts receivable of Company, certified as correct by Seller. The Accounts Receivable Schedule and any such updates thereto or other related information provided to The Source sets forth or will set forth a true and correct list of all Accounts Receivable as of the respective dates thereof. The Accounts Receivable are, and the Closing Accounts Receivable will be, legal, valid and binding claims, and are and will be fully collectible in the ordinary course of business in accordance with their terms, without litigation or other collection expenses, within 120 days of the Closing Date at the full face value thereof, and are not subject to any counterclaim or right of set off.

         3.21.      Employee Benefit Plans.

                    (a)    Employee Benefit Plans and Similar Arrangements.

                           (i) Schedule  3.21 lists all employee  benefit  plans
                    and other similar arrangements to which Company is or ever has been a party or by which it is or ever has been bound, legally or otherwise, including, without limitation: (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Company, automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance; and (C) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                           (ii) Company has delivered to The Source true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (iii) There are no negotiations, demands or proposals
                    that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

                           (iv) Company is in full compliance with ERISA and all
                    other laws applicable with respect to all such employee benefit plans, agreements and arrangements. Company has performed all of its obligations under all such plans, agreements and arrangements, including, but not limited to, the full payment when due of all amounts required to be made as contributions thereto or otherwise. To the best knowledge of Company and Seller, and without notice to the contrary, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and no facts exist which could give rise to any such actions, suits or claims.

                           (v) Except as specified in Schedule 3.21, each of the
                    plans, agreements or arrangements can be terminated by Company within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                           (vi) With respect to each such plan which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "Plan" (within the meaning of Section
                    4975(e)(1) of the Code), there has occurred no transaction prohibited by Section 406 of ERISA and no "prohibited transaction" (within the meaning of Section 4975(c) of the Code).

                    (b) Qualified Plans. Except as identified on Schedule 3.21, no plan listed in Schedule 3.21 is a stock bonus, pension or profit sharing plan within the meaning of Section 401(a) of the Code.

                    (c) Welfare Benefit Plans. All group health plans of Company and any ERISA Affiliate have been operated in compliance with the group health plan continuation coverage requirements of Part 6 Subtitle B of Title I of ERISA and 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, Company does not provide and has not provided health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

                    (d) Fines and Penalties. There has been no act or omission by Company or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes or related charges under Section 502(c), (i) or (1)
Section 4071 of ERISA or Chapter 43 of the Code.

         3.22. Other Contracts. Except as listed on Schedule 3.22 (the "Contracts"), Company is not a party to, nor are the Assets bound by, any commitment, agreement, indenture, mortgage, deed of trust, lease or any other agreement between Company and any third party. There is no default of Company or event that with notice or lapse of time, or both, would constitute a default, nor, to the knowledge of Company or Seller and without notice to the contrary, any default or threatened default by any other party thereto, existing with respect to any of such agreements. Neither Company nor Seller has received notice that any party to any of such agreements intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements. Company is not a party to, nor are the Assets bound by, any agreement that is materially adverse to the Assets or the Business.

         3.23.      Corporate Records; Documents.

                    (a) The minute books of the Company are current and contain correct and complete copies of the Articles of Incorporation and By-Laws of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary. The stock record book of the Company is current, correct and complete and reflects the issuance of all Company Stock.

                    (b) Company and Seller have furnished to The Source for its examination: (i) a copy of all Contracts, agreements, policies, leases, and other instruments and documents listed on the Schedules attached hereto, (ii) a copy of all tax receipts for all taxes required to be paid by Company for three years prior to the Closing Date, and (iii) a copy of Company's Articles of Incorporation and By-Laws.

         3.24. No Misrepresentation. No representation or warranty made by either Company or Seller in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

IV.      REPRESENTATIONS AND WARRANTIES OF THE SOURCE.

         The Source hereby represents and warrants to, and covenants and agrees with, Seller as follows:

         4.01. Organization and Standing of The Source and K-Sub. The Source is a Missouri corporation, validly existing and in good standing under the laws of the State of Missouri. K-Sub is, or at the Closing will be, a Missouri corporation, validly existing and in good standing under the laws of the State of Missouri and is, or at the Closing will be, qualified to do business as a foreign corporation under the laws of the State of _________________. The Source owns, or at the Closing will own, all of the issued and outstanding shares of capital stock of K-Sub.

         4.02. Binding Agreement. This Agreement constitutes, and each other instrument to be executed and delivered by The Source and K-Sub in accordance herewith will constitute, when executed and delivered pursuant hereto, the valid and legally binding obligations of The Source.

         4.03. Agreement Within Authority. The execution and delivery of this Agreement, consummation of the Transaction and performance of this Agreement by

The Source and K-Sub will not: (a) violate the Articles of Incorporation or Bylaws of The Source or K-Sub, or (b) violate any judgment, order, writ, injunction, decree or demand against The Source or K-Sub of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         4.04. No Conflicting Agreements or Orders. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby.

         4.05. Corporate Action. The Source has, and K-Sub has or at Closing will have, full corporate power and authority to enter into and deliver this Agreement and to perform the acts contemplated to be performed by The Source and K-Sub hereunder, and no further authorization, consent or approval of its board of directors or shareholders, or of any regulatory body or third party, is required as a condition to the validity of this Agreement or to give effect to the Transaction by K-Sub.

         4.06. No Conflict. The execution and delivery of this Agreement and each other instrument to be executed by The Source and K-Sub in accordance herewith and the consummation of the transactions contemplated herein by The Source and K-Sub will not conflict or be inconsistent with or result in the termination of or constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which The Source or K-Sub is a party or to which its property is subject.

         4.07. No Misrepresentation. No representation or warranty made by The Source or K-Sub in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

V.       COVENANTS OF SELLER AND COMPANY PENDING CLOSING.

         Pending Closing, Seller and Company, jointly and severally, covenant and agree as follows:

         5.01. Access to Information. The Source and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, files, agreements and documents of or relating to Company and the Business, including electronic files. Company and
Seller shall furnish or cause to be furnished to The Source and its counsel, accountants and representatives all data and information concerning the operations, finances and assets of Company requested by The Source.

         5.02. Maintain Properties. Company shall maintain the Assets in good repair, order and condition.

         5.03. Maintain Organization. Company shall keep its organization intact, keep available the services of its employees, and maintain the relationship and goodwill of its customers.

         5.04. Regular Course of Business. Company shall not, without the prior written consent of The Source, purchase, sell or otherwise dispose of any of the Assets, incur any liability, obligation or commitment, or engage in any activity or transaction, except in the regular and customary course of business in accordance with its past practices.

         5.05. Insurance. Company shall cause its policies of insurance relating to the Business and the Assets to continue to be kept in full force and effect and refrain from taking any action which impairs the continued insurability of the Assets or the Business.

         5.06. Employees. Without the prior written consent of The Source, Company will not, nor will it agree to, enter into or amend any representation, employment or compensation agreement or grant any increase or change in the salaries or other compensation or benefits payable or to become payable by Company to any officer, employee, sales agent or representative of Company; provided however that the Company shall be permitted to award bonuses to employees of the Company (other than Michael Kessler, Loretta Kessler and Mark Kessler) in an aggregate amount not to exceed $200,000, and provided further that the Company shall be permitted to award bonuses to Michael Kessler, Loretta Kessler and Mark Kessler in amounts consistent with past practices.

         5.07. Business Changes. Company will not do or agree to do any of the following without the prior written consent of The Source:

                    (a) Enter into any contract, commitment or transaction not in the usual and ordinary course of the Business as heretofore conducted;

                    (b)    Make any capital expenditure; or

                    (c) Agree to, modify, amend, cancel or terminate any of its existing contracts or agreements, including any contracts or agreements for the collection of RDA or RDP payments. In the event that the Company or Seller arranges for a face-to-face meeting with RDA or RDP customer, they will provide The Source with reasonable prior notice and the opportunity to attend and participate in such meeting.

         5.08. Consents. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller will obtain the written consent of all persons whose consent to the execution of this Agreement and Closing of the Transaction is required, in form and substance acceptable to The Source; and Seller will furnish The Source original executed copies of any such consents as they are obtained.

         5.09. Building Lease. At or prior to Closing, Seller will cause Company and the lessor under the Building Lease to enter into an amendment to the

Building Lease (the "Building Lease Amendment") which reduces the term of the Building Lease to a one year period following the Closing Date and provides for the Company to continue to lease the premises thereunder for said one year term at a rental equal to $5,900 per month.

VI.      COVENANTS OF THE SOURCE.

         6.01. Small Retail Account Service Agreement. At the Closing, The Source will offer to enter into an agreement, mutually satisfactory to the parties thereto, with Seller's brother-in-law ("BIL") regarding the servicing of the small retailer accounts listed in Schedule 6.01 and such other small retailer accounts as are thereafter submitted to The Source by BIL and approved by The Source in writing. Such agreement shall provide that (a) BIL shall be considered an independent contractor, (b) BIL shall receive take home pay before deductions for tax withholding equal to $50,000 per year, (c) the Company shall provide BIL with an office and access to computer equipment at the Company's facility located at 39-40 Broadway, Fair Lawn, New Jersey for so long as the Company maintains such facility, (d) BIL shall refrain from competing with The Source with respect to any accounts (including grocery wholesalers) other than those listed on Schedule 6.01, and (e) at such time as the Company vacates its 39-40 Broadway facility, the Company will sell to BIL for a purchase price of $1.00 the following equipment : one MicroVax 3100; one disc drive; one tape drive; one printer; and two CRTs.

         6.02 Change of Corporate Name. As soon as practicable, but in any event not later than ninety (90) days after the Closing Date, The Source shall cause the Company to amend its corporate name to a name other than Mike Kessler and Associates, Inc.

VII.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SOURCE AND
         K-SUB.

         The obligations of The Source and K-Sub hereunder are subject to fulfillment (or waiver by The Source), prior to or on the Closing Date, of the following conditions:

         7.01. No Adverse Change. There shall have been no adverse change in or loss or damage to the Company, the Assets or the Business.

         7.02. Representations, Warranties and Agreements of Seller and Company. The representations, warranties, covenants and agreements of the Seller and Company herein shall be true and not breached as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by the Seller and Company as of the Closing Date, and all of the obligations of Seller and Company hereunder shall have been duly performed.

         7.03. Opinion of Counsel. The Source shall have received the favorable opinion of counsel for Seller and Company, dated as of the Closing Date, in the form of Schedule 7.03 and otherwise in form and substance reasonably satisfactory to The Source and The Source's counsel. In rendering such opinion, such counsel may rely on written certificates of Seller and the president of

Company and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the president.

         7.04. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority pertaining to the Transaction or to the consummation of the Closing, or to the Company, the Assets or the Business, shall have been instituted or threatened on or before the Closing Date.

         7.05. Officers' Certificate. The Source shall have received a certificate, dated the Closing Date, signed and verified by the Seller and the president of Company certifying, in the form of Schedule 7.05 hereto, that the conditions specified in this Article VII relating to Seller and Company have been fulfilled.

         7.06.   Approval  of   Documents.   The  form  and   substance  of  all
certificates, instruments, opinions and other documents delivered to The Source under this Agreement shall be satisfactory to The Source and its counsel.

         7.07. Casualty Loss. The Business shall not have been curtailed or interrupted by, and the Assets shall not have been affected by, any loss, destruction or damage due to fire or other casualty unless, if any such destruction or damage shall have occurred, The Source has determined, in its sole judgment and discretion, that such loss, destruction or damage is not of such nature as to curtail or interrupt the Business or determined that available insurance proceeds are sufficient to repair or replace any damaged or lost Assets and Company shall have assigned the proceeds of any such insurance to The Source, which Seller agrees to cause Company to do upon the request of The Source.

         7.08. Satisfactory Review of the Company, the Business and the Assets; Audit. The Source shall have been given access to and been permitted to review the Company, the Assets, the Business and such other information as shall have been requested by The Source; and The Source shall be satisfied, in its sole discretion, with the physical, operating and financial condition of the Company , the Assets and the Business. The Accounting Firm shall have completed a review and audit of the May 31 Financial Statements and Company's results of operation for the two fiscal years then ended and a review or audit of the Interim Financial Statements, sufficient to permit the filing thereof in a registration statement filed by The Source with the Securities and Exchange Commission (the "Audit").

         7.09.  Closing  Accounts  Receivable.   The  Source,   Seller  and  the
Accounting Firm shall have mutually agreed upon the collectibility of the Closing Accounts Receivable, as contemplated by Section 10.01(a).

         7.10. Minimum Equity and Net Current Assets. The Stockholder's Equity of Company as shown on the Closing Balance Sheet, shall not be less than the amount thereof set forth on the May 31 Balance Sheet (the "Minimum Stockholder's Equity"), and the accounts receivable which have been billed to and are payable by retailer accounts of Company as of the Closing Date minus accounts payable and other Liabilities of Company ("Net Current Receivable Assets") shall not be a negative amount. Any deficiency in the minimum amounts provided for in this
Section 7.10 shall be first recovered from the Escrow and thereafter may be applied by The Source to reduce and be set off against any other amounts payable to Seller by The Source or, at the written request of The Source to Seller, shall be payable by Seller to The Source upon demand.

         7.11. Arrangement with Seller. Seller and The Source shall have entered into a mutually acceptable three-year arrangement which provides for Seller to provide Seller's services to The Source on terms and conditions mutually acceptable to The Source and Seller and which contains non-disclosure, non-competition and non-solicitation provisions for the term of the arrangement plus one year which are acceptable to The Source.

         7.12. Executive Employment Agreements. At the Closing, the Company will have entered into employment agreements with the Don Stern, Clint Stiller, and John Grogan in the form set forth in Schedule 7.12 for a one-year term, compensation equal to $100,000, $60,000 and $40,000 respectively, and for the term of employment plus non-competition covenants of two-years.

VIII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         The  obligations  of  Seller   hereunder  are   conditioned   upon  the
fulfillment (or waiver by Seller, prior to or at the Closing Date, of the following:

         8.01. Representations, Warranties and Agreements of The Source. The representations, warranties, covenants and agreements of The Source and K-Sub contained herein shall be true and not breached at and as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by The Source at and as of such time, and all of the obligations of The Source hereunder shall have been duly performed.

         8.02. Opinion of Counsel. Seller shall have received the favorable opinion of counsel for The Source and K-Sub, dated as of the Closing Date, in the form of Schedule 8.02 and otherwise in form and substance satisfactory to Seller's counsel. In rendering their opinion, counsel for The Source and K-Sub may rely on written certificates of the officers of The Source and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel to The Source and K-Sub with the knowledge and consent of such officers.

         8.03. Consents. All necessary agreements and consents of any parties to the consummation of the Transaction by K-Sub or otherwise pertaining to the matters contemplated by this Agreement shall have been obtained by K-Sub and/or The Source, as appropriate.

         8.04.   Approval  of   Documents.   The  form  and   substance  of  all
certificates, instruments, opinions and other documents delivered to Seller under this Agreement shall be satisfactory to Seller and its counsel.

         8.05. The Source's Certificate. Seller shall have received a certificate, dated the Closing Date, signed and verified by the chief executive officer and chief financial officer of The Source certifying, in the form of
Schedule 8.05 hereto, that the conditions specified in this Article VIII have been fulfilled.

         8.06. Closing Accounts Receivable. The Source, Seller and the Accounting Firm shall have mutually agreed upon the collectibility of the Closing Accounts Receivable, as contemplated by Section 10.01(a), which agreement shall not be unreasonably withheld by Seller.

IX.      TERMINATION

         This  Agreement  may be  terminated  at any  time  at or  prior  to the
Closing:

                    (a)  by the mutual written agreement of the parties hereto;

                    (b) by either party, upon written notice to the other parties, in the event that any of the conditions precedent to the obligations of such party are not fulfilled or waived by such party prior to or on the Closing Date; or

                    (c) by The Source, upon written notice to the other parties, in the event, in its sole and absolute discretion, The Source is not satisfied with the results of its review of the Company, the Assets or the Business.

         In the event of the  termination  of this  Agreement  pursuant  to this
Article IX, this Agreement (other than Section 2.02) shall be thereafter void and of no further force or effect, and no party hereto shall have any liability to the other or their respective shareholders, directors or officers in respect thereof, except that nothing in this Article shall relieve any party from liability for any breach of this Agreement prior to such termination.

X.       INDEMNIFICATION

         This Article sets forth the manner in which The Source and K-Sub shall be indemnified by Seller and Company, jointly and severally, in the event of any misrepresentation or breach of warranty or agreement on the part of Seller or Company hereunder, and the respects in which Seller shall be indemnified by The Source and K-Sub, jointly and severally, in the event Seller shall become obligated for, or shall discharge, any liabilities of K-Sub or The Source subsequent to the Closing, and/or in the event of any misrepresentation or breach of warranty or agreement on the part of The Source or K-Sub hereunder.

         10.01.     Indemnification of The Source by Seller and Company.

                    (a) Representations, Warranties, Covenants and Agreements. Seller and Company, jointly and severally prior to the Closing, but Seller individually following the Closing, agree to indemnify The

         Source and K-Sub against and hold The Source and K-Sub harmless from any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by Seller or Company not being complete, accurate and true at the date of this Agreement and on the Closing Date, or the failure by Seller or Company to fulfill and fully perform each covenant or agreement of Seller and Company under this Agreement or under any other instrument or document executed and delivered by Seller or Company in connection with the Transaction or as otherwise contemplated hereby. Seller further agrees to indemnify The Source and K-Sub and make payment to The Source and K-Sub of any amount by which the stockholder's equity of Company, as of the Closing Balance Sheet Date and confirmed by the Audit, is less than the Minimum Stockholder's Equity (the "Equity Deficit"). Notwithstanding the foregoing, on or before the Closing Date, The Source, Seller and the Accounting Firm shall review and mutually agree on the collectibility of the Closing Accounts Receivable; and once so agreed upon, Seller shall have no further obligation to The Source under Section 3.20 or this Section 10.01 with respect to the collectibility of the Closing Accounts Receivable.

                    (b) Remedies Not  Exclusive.  The rights and remedies of The
         Source and K-Sub provided for in this Article or otherwise in this Agreement shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the provisions of this Agreement or at law or in equity or otherwise, which may exist on the part of The Source or K-Sub by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of Seller or Company hereunder. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of The Source or K-Sub in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of The Source or K-Sub. In addition to any other rights and remedies of The Source and K-Sub hereunder or otherwise, any amounts due and payable to The Source or K-Sub by reason of the obligations of Seller or Company to indemnify The Source and K-Sub and hold The Source and K-Sub harmless hereunder, including the amount of any Equity Deficit, shall be first recoverable by The Source against the Indemnification Escrow and thereafter shall be subject to a right of, and shall first be applied in, setoff and reduction on the part of The Source and K-Sub against any amounts due and payable by The Source or K-Sub to Seller hereunder or under any other agreement, except as any of the same have been previously delivered or paid to Seller, or, at the written request of The Source, if the amount available to be recovered from the Indemnification Escrow is insufficient, shall be payable directly by Seller to The Source upon demand.

         10.02.     Indemnification of Seller by The Source and K-Sub.

                    (a) Representations, Warranties, Covenants and Agreements. The Source and K-Sub agree, jointly and severally, to indemnify Seller against and hold Seller harmless from any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by The Source not being complete, accurate and true at the date of this Agreement and on the Closing Date or the failure by The Source or K-Sub to fulfill and fully perform each covenant or agreement of The Source or K-Sub under this Agreement or under any other instrument or document executed and delivered by The Source or K-Sub in connection with the Transaction or otherwise as contemplated hereby.

                    (b) Remedies Not Exclusive. The rights and remedies of Seller provided for in this Article or otherwise in this Agreement shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the provisions of this Agreement or at law or in equity or otherwise, which may exist on the part of Seller by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of The Source or K-Sub hereunder. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of Seller in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of Seller.

         10.03. Notice to Indemnifying Party. In the event that any party may be entitled to, or intends to assert a claim for, indemnification hereunder, not later than thirty (30) days after actual notice of any claim or the filing of any action giving rise to such claim for indemnification, the indemnified party will, if a claim in respect thereof is to be made against another party or parties hereto, notify the indemnifying party or parties thereof. In case any action is threatened or brought against any indemnified party, and it notifies the indemnifying party or parties thereof, the indemnifying party or parties will be entitled to participate in or assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice of its election to assume the defense thereof, the indemnifying party or parties will no longer be liable for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall be entitled at all times to participate in the defense of any such action at its own cost.

         10.04. Termination of Indemnification Obligations of Company. Notwithstanding any other provision of this Article X, the obligations of Company to indemnify and hold harmless The Source and K-Sub hereunder shall expire and be of no further force or effect effective as of the consummation of the Closing, and thereafter Seller shall be solely responsible and liable to The Source and K-Sub therefor.

XI.      CLOSING AND RISK OF LOSS.

         11.01. Place and Time. The Closing shall take place on the Closing Date at the offices of ________________________, ______________________________,
_______________, or at such other place as may be agreed upon by The Source and Seller.

         11.02. Simultaneous Performance.  None of the transactions described in
Article II will occur unless all such transactions occur.

XII.     MISCELLANEOUS.

         12.01. Non-competition. In consideration of the Closing, but without the separate allocation of any specific portion of the Source Shares, Seller agrees, effective on and after the Closing Date and for the five year period following the Closing Date, not to engage, directly or indirectly, either personally, or as an owner, employee, partner, associate, officer, manager, agent, advisor, consultant or otherwise in the periodical rebate or pocket payment business in the United States or Canada (but excluding Puerto Rico), which shall not prevent Seller from being employed by any publisher of periodicals in areas unrelated to and not adversely affecting such publisher's payment of periodical rebates or pocket payments. Seller acknowledges and agrees that the restrictions contained in this section are reasonable in light of the unique circumstances of this Agreement, and that any violation of this section would cause immediate serious and irreparable harm to The Source and K-Sub, incapable of being measured in money damages. Accordingly, Seller agrees that in the event of any breach or threatened breach of this section, The Source and/or K-Sub shall be entitled to an injunction or restraining order and to reasonable attorneys' fees and expenses incurred in connection therewith and otherwise in the enforcement hereof, and The Source and/or K-Sub shall not have to provide a bond or other security in connection with obtaining any such remedy.

         12.02. Information. Except as required by law, each of the parties hereto agrees to maintain non-public proprietary or otherwise confidential documents and information of the other in confidence and not to disclose or use the same other than for the purpose of consummating the Transaction. In the event the Transaction is not consummated for any reason, all copies of non-public proprietary or otherwise confidential documents and information: (a) provided to The Source or its officers, directors, employees, agents, accountants, counsel, investment bankers and other financing sources (its "Representatives"), by or on behalf of Seller or Company or otherwise hereunder for the purpose of consummating the Transaction shall be returned to Seller by The Source, and The Source and its Representatives shall maintain the same in confidence and shall not disclose or utilize the same, or (b) provided to Seller or Company or their Representatives by or on behalf of The Source or K-Sub or otherwise hereunder for the purpose of consummating the Transaction shall be returned to The Source by Seller and Company, and Seller and Company shall maintain the same in confidence and shall not disclose or utilize the same.

         12.03. Incorporation of Schedules. The Schedules hereto shall be deemed to be incorporated in and form part of this Agreement.

         12.04. Further Assurances. Each of the parties agrees to do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, instruments, documents, deeds and assurances as shall be required in order to carry out this Agreement and give effect hereto.

         12.05. Transfer Taxes. Any sales, transfer, excise and other taxes, if any, payable by reason of the consummation of the Transaction and transfer of the Company Stock contemplated hereby shall be paid by Seller.

         12.06. Notices. Any notice, consent, request, claim or other communication hereunder shall be in writing and shall be deemed to have been duly given when mailed by First Class Certified, Registered or Express mail, or when sent by next business day courier (for example, Federal Express) or confirmed telefax, addressed as follows:

                    If to The Source or K-Sub:

                           S. Leslie Flegel,
                           The Source Company
                           11644 Lilburn Park Rd.
                           St. Louis, Missouri 63146
                           Fax:  314-995-9022

                    with a copy to:

                           Alan G. Johnson
                           Gallop, Johnson & Neuman, L.C.
                           16th Floor
                           101 South Hanley Road
                           St. Louis, Missouri  63105
                           Fax:  314-862-1219

                    If to Seller or Company:

                           Mike Kessler and Associates, Inc.
                           c/o Michael Kessler
                           617 Orchard Lane
                           Franklin Lakes, New Jersey  07417
                           Fax:

                    with a copy to:

                           Joseph L. Basralian, Esq.
                           Court Plaza North
                           25 Main Street
                           Hackensack, New Jersey  07602
                           Fax:  201-487-8529

or to such other address as any party may designate by written notice hereunder.

         12.07. No Commission. All negotiations on behalf of Seller and The Source and K- Sub, respectively, relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller and The Source and K-Sub directly between Seller and The Source and K-Sub, without the intervention of any third party, either as the result of any action of Seller or

The Source and K-Sub, or otherwise, to the knowledge of Seller or The Source and K-Sub, in such a manner as to give rise to any valid claim against Seller or The Source or K-Sub for a finders' fee, brokerage commission or other like payment.

         12.08. Survival of Representations and Warranties. The representations and warranties of The Source and K-Sub and of Seller, respectively, contained herein shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to The Source, K-Sub or Seller, for two (2) years following the Closing Date, except that the representations and warranties of Seller contained in Sections 3.02, 3.03, 3.08(b) and 3.13, and of The Source contained in Section 4.03, shall survive the Closing for the period of the statute of limitations applicable thereto.

         12.09. Entire Agreement. This Agreement embodies the entire Agreement between the parties, and no representations, inducements, promises or other agreements, oral or otherwise, not embodied herein, shall be of any force or effect. This Agreement may not be modified or terminated except in writing signed by the parties hereto.

         12.10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         12.11. Third Parties. Nothing in this Agreement or in any instrument or document executed by any party hereto in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person, firm, corporation or other entity or body that is not a party hereto.

         12.12. Expenses of the Parties. All expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and no other party shall have any liability in respect thereof.

         12.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         12.14. Missouri Law to Govern. This Agreement shall be governed by and construed under the internal laws of the State of Missouri, without regard to its conflicts of law provisions or interpretations.

         12.15. Mail and Communications. After the Closing, each party will promptly deliver to the other party the original of any mail or other communication received by that party but pertaining to the business of the other party.

         12.16. Review of Closing Balance Sheet. Seller represents, warrants and covenants to The Source that at the Closing, the Minimum Stockholders' Equity of Company shall be not less than $1.00, less the aggregate amount of any bonuses awarded pursuant to Section 5.06 to employees of the Company other than Michael

Kessler, Loretta Kessler and Mark Kessler. In order to confirm whether the Minimum Stockholders' Equity has been met and the amount of the Net Current Receivable Assets, not later than 30 days following the Closing Balance Sheet Date, Seller, in cooperation with The Source, shall prepare the Closing Balance Sheet and the related statements of income for the period from May 31, 1996 to the Closing Balance Sheet Date in accordance with generally accepted accounting principles, consistently applied. In preparing the Closing Balance Sheet and related financial statements, Seller shall consult with The Source and shall permit The Source to participate in and review the preparation thereof, including all work papers, schedules and calculations related thereto, prior to the issuance thereof. The Source shall commence its review of said work papers, schedules and calculations as soon as practicable. Any dispute which arises between Seller on the one hand and The Source on the other hand as to such financial statements shall be resolved in the following manner:

                  (a) The Source, if it disputes the financial statements, shall notify Seller in writing within ten days after its receipt of such financial statements that The Source disputes the financial statements, specifying in reasonable detail the nature of the dispute;

                  (b) During the five day period following the date of such notice, Seller and The Source shall attempt to resolve such dispute and determine the appropriateness of the Closing Balance Sheet and related financial statements; and

                  (c) If at the end of such five day period, the parties have failed to reach an agreement with respect to the dispute, the matter shall be referred to an independent accounting firm selected by the Accounting Firm (the "Arbitrator"). The Arbitrator shall issue its report as to the Closing Balance Sheet and related financial statements within ten days after such dispute is referred to the Arbitrator. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration except for the fees and expenses of the Arbitrator which shall be borne equally by Seller, on the one hand, and The Source, on the other hand. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

Any amount by which the total Stockholders' Equity or net worth of Company, calculated on a cash basis in accordance with generally accepted accounting principles, is less than the Minimum Stockholders' Equity shall be recoverable by Company first from the Indemnification Escrow and thereafter by set-off and reduction against any amount payable by The Source or the Company to Seller subsequent to the Closing or, at the written request of The Source to Seller, shall be payable by Seller on demand.

         IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first set forth above.

THE SOURCE COMPANY


By: /s/ S. Leslie Flegel                   /s/ Michael Kessler
    ----------------------------           --------------------------------
    S. Leslie Flegel                       Michael Kessler
    Chairman and Chief
    Executive Officer


                                           MIKE KESSLER AND ASSOCIATES, INC.


                                            By:/s/ Michael Kessler
                                               -----------------------------
                                               Michael Kessler, President